Exhibit 8.1

[LETTERHEAD OF MCKEE NELSON LLP]

December 23, 2003

Impac Mortgage Holdings, Inc.

1401 Dove Street, Suite 100

Newport Beach, CA 92660

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the registration statement on Form S-3 (File No. 333-            ) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offerings from time to time by Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), of common stock, par value $.01 per share (the “Common Stock”), preferred stock, par value $.01 per share (the “Preferred Stock”), debt securities (the “Debt Securities”), warrants to purchase Common Stock (the “Common Stock Warrants”), warrants to purchase Preferred Stock (the “Preferred Stock Warrants” and collectively with the Common Stock Warrants, the “Warrants”), and units consisting of any combination of two or more securities being registered pursuant to the Registration Statement (the “Units”) with a proposed maximum offering price for such Common Stock, Preferred Stock, Debt Securities, Warrants, and Units of $500,000,000. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are each referred to herein as a “Security” and collectively as the “Securities.”

As tax counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or FreeEDGAR.com, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers, and other representatives of the Company.

In addition, this opinion is based, in part, upon factual representations set forth in the Prospectus and in a letter delivered to us by the Company today. This opinion is also based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations, and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities could affect the accuracy of the opinions contained herein.

Based on the foregoing, we are of the opinion that, commencing with the Company’s taxable year ended December 31, 1995, the Company has been and will continue to be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its method of operating has enabled the Company, and its proposed method of operating going forward will enable the Company, to meet the requirements for qualification and taxation as a REIT.

Impac Mortgage Holdings, Inc.

December 23, 2003

The Company’s qualification as a REIT will depend on the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for REIT qualification. We will not review these operations and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

This opinion is being furnished to you for use in connection with the Registration Statement and may be relied upon by Kirkpatrick & Lockhart LLP. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and the reference to our firm under the captions “Legal Matters” and “Material Federal Income Tax Consequences” in the prospectus or any supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ MCKEE NELSON LLP